UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

STRATEGIC HOTEL CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

SEC873	(6-03)

Item 1.01, 2.03 Entry Into a Material Definitive Agreement; Creation of a Direct Financial Obligation

On August 24, 2004, nine affiliates of Strategic Hotel Capital, Inc. (the “Company”) entered into an Amended and Restated Indenture with LaSalle Bank National Association, not in its individual capacity but solely as trustee, providing for the issuance of $275 million of floating rate notes of affiliates of the Company due September 9, 2006. This new indenture amended and restated an existing indenture dated June 29, 2004 which originally provided for the issuance of $200 million in notes secured by a mortgage on eight of the Company’s hotel properties. The new notes are secured by mortgages on nine hotel properties owned indirectly by the Company, including the same eight properties from the prior loan transaction and The Ritz-Carlton Half Moon Bay. The primary purpose of the amendment was to add $75 million of mortgage indebtedness to finance the acquisition of The Ritz-Carlton Half Moon Bay, as further described in Item 8.01 below. The notes mature on September 9, 2006, subject to three one-year extensions at the Company’s option. Interest only will be payable monthly at the 30-day LIBOR rate plus a spread of 1.40909%, until maturity, at which time the principal and any unpaid interest will be due and payable. The 1.40909% spread is a blended rate that is derived from the 1.15% spread on $200 million of indebtedness incurred under the prior indenture and a 2.10% spread on $75 million of additional mortgaged indebtedness incurred under the new indenture. The new indenture provides for various customary events of default which could result in an acceleration of all amounts payable under the indenture.

Item 8.01 Other Events

On August 24, 2004, SHC Half Moon Bay, LLC, an indirect subsidiary of the Company, completed the acquisition of The Ritz-Carlton Half Moon Bay, a luxury resort overlooking the Pacific Ocean south of San Francisco, California, from a client advised by Morgan Stanley Real Estate. The purchase price was approximately $124.4 million. The purchase price was funded by a $75 million mortgage loan, as further described above, and by borrowings under the Company’s revolving line of credit. A copy of the press release announcing the completion of this acquisition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated August 24, 2004 announcing the acquisition of The Ritz-Carlton Half Moon Bay.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2004

STRATEGIC HOTEL CAPITAL, INC.

By:	/s/ James H. Lyman
James H. Lyman
Chief Financial Officer

3